                                                                     EXHIBIT 4.1





                            TCI COMMUNICATIONS, INC.

                                      AND

                             THE BANK OF NEW YORK,

                                    TRUSTEE


                                ---------------


                          FIRST SUPPLEMENTAL INDENTURE
                         DATED AS OF SEPTEMBER 13, 1994




                           SUPPLEMENTAL TO INDENTURE
                           DATED AS OF AUGUST 4, 1993


                                ---------------


                                   SECURITIES

         FIRST SUPPLEMENTAL INDENTURE, dated as of September 13, 1994, between TCI COMMUNICATIONS, INC., a Delaware corporation (formerly known as Tele-Communications, Inc. and referred to herein as the "Company") and THE BANK OF NEW YORK, a New York banking corporation ("Trustee"), as Trustee under the indenture of the Company (the "Indenture") dated as of August 4, 1993.

         On August 4, 1994, the Company and Liberty Media Corporation ("Liberty") each merged (the "Mergers") with separate wholly owned subsidiaries of TCI/Liberty Holding Company, a new holding company formed by the Company and Liberty. Under the terms of the respective Mergers, the Company and Liberty were each the surviving corporations. In connection with the Mergers, TCI/Liberty Holding Company changed its name to Tele-Communications, Inc. and the Company changed its name to TCI Communications, Inc. As a result of the foregoing, each of the Company and Liberty became wholly owned subsidiaries of Tele-Communications, Inc.

         The Indenture provides that the Company and the Trustee may, at any time and from time to time, enter into one or more supplemental indentures for the purpose of amending or supplementing the provisions of the Indenture to make any change that in the opinion of the Board of Directors of the Company (or any authorized committee thereof) does not materially adversely affect the rights of any Holder of any Security.

         The Company has duly authorized the execution and delivery of this First Supplemental Indenture, and all things necessary have been done to make this First Supplemental Indenture a valid and binding agreement of the Company.

         For and in consideration of the premises, it is mutually covenanted and agreed, for the benefit of each party hereto and for the equal and ratable benefit of the respective Holders from time to time of the Securities or of series thereof:

                                   ARTICLE I

                       PROVISIONS OF GENERAL APPLICATION

         1.1.    DEFINITIONS.

         For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (b) certain capitalized terms are used herein as they are defined in the Indenture.

         1.2.    EFFECT OF HEADINGS.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         1.3.    SUCCESSORS.

         All agreements of the Company and the Trustee in this First Supplemental Indenture and in the Indenture as amended and supplemented hereby shall bind their respective successors.

         1.4.    SEPARABILITY CLAUSE.

         In case any provision in this First Supplemental Indenture or in the Indenture as amended and supplemented hereby shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         1.5.    BENEFITS OF FIRST SUPPLEMENTAL INDENTURE.

         Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture or the Indenture as amended and supplemented hereby.

         1.6.    GOVERNING LAW.

         This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

         1.7.    EFFECTIVENESS.

         This First Supplemental Indenture shall take effect on the date hereof and shall amend the provisions of the Indenture with respect to each series of Securities issued under the Indenture.

         1.8.    CONCERNING THE TRUSTEE.

         The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture. The Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of the Company. This First Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

                                   ARTICLE II

                          AMENDMENTS TO THE INDENTURE

         2.1. THE PREAMBLE OF THE INDENTURE is hereby amended by deleting the name "TELE-COMMUNICATIONS, INC." contained in the first sentence thereof and substituting in lieu thereof the name "TCI COMMUNICATIONS, INC."

         2.2. SECTION 1.01 OF THE INDENTURE ("DEFINITIONS") is hereby amended as provided in clauses (a) and (b) below:

                 (a) by deleting the following defined terms and the definitions thereof: "Company", "Change of Control" and "Controlling Person".

                 (b) by inserting in alphabetical order therein the following defined terms and definitions thereof:

                 Change of Control means the occurrence of either of the following events (to the extent applicable): (A) the acquisition by any person (other than the Parent, the Company, any subsidiary of the Parent or the Company, any employee stock ownership or other employee benefit plan of the Parent or the Company or of any subsidiary of the Parent or the Company, or any Controlling Person) during any period of twelve (12) consecutive months of beneficial ownership of shares of the Common Stock or Class B Stock or both of the Company representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of the Company's Common Stock and Class B Stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred if and for so long as the shares of the Common Stock and Class B Stock of the Company beneficially owned by the Parent, the subsidiaries of the Parent and the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Company's Common Stock and Class B Stock calculated on a fully diluted basis, or
         (B) for so long as the Company is a subsidiary of the Parent, the acquisition by any person (other than the Parent, any subsidiary of the Parent, any employee stock ownership plan or other employee benefit plan of the Parent or any subsidiary of the Parent, or any Controlling Person) during any period of twelve (12) consecutive months of beneficial ownership of shares of the Class A or Class B Common Stock or both of the Parent representing in the aggregate thirty percent (30%) or more of the combined voting power of all shares of the Parent's Class A and Class B Common Stock, calculated on a fully diluted basis as of the date immediately prior to the date of such acquisition (or, if there be more than one acquisition during such twelve-month period, the date of the last such acquisition); provided, however, that notwithstanding the foregoing no Change of Control shall be deemed to have occurred if and for so long as the shares of the Parent's Class A and Class B Common Stock beneficially owned by the Controlling Persons represent in the aggregate 30% or more of the combined voting power of all shares of the Parent's Class A and Class B Common Stock calculated on a fully diluted basis.

                 Company means TCI Communications, Inc., a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

                 Controlling Person means each of (1) the Chairman of the Board of the Company as of August 4, 1993, (2) the President of the Company as of August 4, 1993, (3) each of the directors of the Company as of August 4, 1993, (4) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (3) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs, (5) Kearns-Tribune Corporation, a Delaware corporation or any successor thereto by merger or consolidation and (6) the trustee under the Parent's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Parent or the Company or of any subsidiary of the Parent or the Company. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person. The trustee under the Parent's Employee Stock Purchase Plan or any successor plan or any other employee stock ownership or other employee benefit plan of the Parent or the Company or of any subsidiary of the Parent or the Company shall be deemed to have beneficial ownership of all shares of common stock of the Parent or the Company held under the plan, whether or not allocated to or vested in participants' accounts.

                 Parent means Tele-Communications, Inc., a Delaware corporation, and any successor thereof.

         2.3. SECTION 11.02 OF THE INDENTURE ("NOTICES") is hereby amended by deleting the address for the Company specified in the first paragraph thereof and inserting in lieu thereof the following:

                          "TCI Communications, Inc.
                          Terrace Tower II
                          5619 DTC Parkway
                          Englewood, Colorado  80111-3000
                            Attention:  Bernard W. Schotters,
                                        Senior Vice President-Finance
                                        and Treasurer"

                                *    *    *    *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                                TCI COMMUNICATIONS, INC.


                                                By /s/ Bernard W. Schotters
                                                   -----------------------------
                                                   Senior Vice President-Finance
                                                     and Treasurer

Attest:                                                                   (SEAL)


/s/ Stephen M. Brett
---------------------------------
       Secretary

                                                THE BANK OF NEW YORK
                                                Trustee


                                                By /s/ Walter N. Gitlin
                                                   -----------------------------
                                                       Vice President